EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-38372 on Form S-8 of F.N.B. Corporation of our report dated June 17, 2015, which appears in this annual report on Form 11-K of the F.N.B. Corporation Progress Savings 401(k) Plan for the year ended December 31, 2014.

/s/ Baker Tilly Virchow Krause, LLP

Pittsburgh, Pennsylvania

June 17, 2015